Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contacts:	Media Contacts:

First Solar	First Solar
Larry Polizzotto	Alan Bernheimer or Ted Meyer
lpolizzotto@firstsolar.com	602-414-9361
Luke Fairborn	media@firstsolar.com
lucasfairborn@firstsolar.com
602-414-9315	NextEra Energy Resources, LLC
Media Line: (888) 867-3050

First Solar Sells 550-Megawatt Desert Sunlight Solar Farm, Among World's Largest

Hiring already under way of up to 630 people

TEMPE, Ariz., September 30, 2011 - First Solar, Inc. (Nasdaq:FSLR) today announced completion of the sale of one of the world's largest photovoltaic (PV) solar power projects - the 550-megawatt (AC) Desert Sunlight Solar Farm near Desert Center, Calif.

First Solar - which will continue to build and subsequently operate and maintain the project under separate agreements - has sold the project to affiliates of NextEra Energy Resources, LLC, the competitive energy subsidiary of NextEra Energy, Inc. (NYSE:NEE), and GE Energy Financial Services. First Solar estimates that Desert Sunlight will employ up to 630 people for construction, which has begun. Converting sunlight into electricity, the solar power project will provide enough clean, affordable energy to power approximately 160,000 California homes and displace 300,000 metric tons of greenhouse gas emissions per year - equivalent to taking 60,000 cars off the road. Total indirect local economic benefits to Riverside County, where the solar project is located, are estimated at $336 million, the majority of which will be generated during construction with the remainder over the minimum 25-year operating period (according to an economic benefits study by Coachella Valley Economic Partnership and The Brattle Group), including nearly $200 million in wages. Indirect benefits result from local business-to-business transactions, for example local purchase of building materials. The project is expected to contribute approximately $27 million in sales and property tax revenue to the county. Desert Sunlight will also help California meet its target of generating 33 percent of its power from renewable sources by 2020.

Tapping the Desert's Sun

The project is located 35 miles west of Blythe and six miles north of Desert Center in the Chuckwalla Valley on approximately 3,800 acres - with 200 more acres for related infrastructure -- of largely vacant land managed by the

Bureau of Land Management. First Solar will install its advanced thin-film PV modules, which convert sunlight into electricity without producing emissions or waste or using water. First Solar will supply some modules from a new $300 million factory it is building in Mesa, Ariz., that will employ 600 people to support Desert Sunlight and other U.S. PV projects. Project construction began this month, with full commercial operation expected in the first quarter of 2015.

Funding from Equity and Debt

Affiliates of NextEra Energy Resources and GE Energy Financial Services have each acquired 50 percent of the Desert Sunlight project. Financial details of the transaction were not disclosed. A NextEra Energy Resources' affiliate will manage the project. The Desert Sunlight project's power will be sold under two long-term power purchase agreements: a 250-megawatt agreement with Southern California Edison and a 300-megawatt agreement with Pacific Gas and Electric Company.

The U.S. Department of Energy Loan Program Office on September 29 approved a loan guarantee for the project. The project will not receive any cash from the government through the loan guarantee; rather the DOE is partially guaranteeing $1.46 billion in loans provided by a syndicate of private institutional investors and commercial banks headed by lead lenders Goldman Sachs Lending Partners LLC and Citigroup. The loan guarantee expanded the pool of potential lenders to the project, encouraging development and deployment of clean energy, jobs and reduction of the country's reliance on fossil fuels.

“We are pleased to be able to expand our position as North America's leading generator of solar power,” said NextEra Energy Resources President and CEO Mitch Davidson. “Acquiring a 50 percent interest in the Desert Sunlight project is consistent with our strategy to add fully contracted clean energy to our portfolio.”

“First Solar is excited about the sale of such a ground-breaking PV solar project, which will have profound environmental and economic benefits,” said Frank De Rosa, First Solar Senior Vice President of Business Development--Americas. “We look forward to working closely with the new owners as we build and operate the facility, bringing jobs, renewable power and energy security to California and the United States.”

In connection with the sale of Desert Sunlight, First Solar is filing a Current Report on Form 8-K with the Securities and Exchange Commission. First Solar investors should refer to such Form 8-K, as it contains important additional information, including information related to revenue recognition for the project and certain possible payments that apply to First Solar. In addition, questions and answers regarding the Desert Sunlight transaction are included as Exhibit 99.2 to the Form 8-K and can also be found at http://investor.firstsolar.com. Further details about the project can be found at: www.desertsunlightsolar.com

About NextEra Energy Resources
NextEra Energy Resources, LLC, is a clean energy leader and one of the largest competitive energy suppliers in North America. A subsidiary of Juno Beach, Fla.-based NextEra Energy, Inc. (NYSE: NEE), NextEra Energy Resources is the largest generator in North America of renewable energy from the wind and sun. It operates clean, emissions-free nuclear power generation facilities in New Hampshire, Iowa and Wisconsin as part of the NextEra Energy nuclear fleet, which is the third largest in the United States. NextEra Energy had 2010 revenues of more than $15 billion, nearly 43,000 megawatts of generating capacity, and approximately 15,000 employees in 28 states and Canada. For more information, visit www.NextEraEnergyResources.com.

About First Solar, Inc.
First Solar manufactures solar modules with an advanced semiconductor technology and provides comprehensive photovoltaic (PV) system solutions. The company is delivering an economically viable alternative to fossil-fuel generation today. From raw material sourcing through end-of-life collection and recycling, First Solar is focused on creating cost-effective, renewable energy solutions that protect and enhance the environment. For more information about First Solar, please visit http://www.firstsolar.com.

For First Solar Investors
This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the company's business involving the company's products and services, their development, distribution and performance, economic and competitive factors, the company's key strategic relationships, the ability to obtain permits from governmental authorities for the project and litigation and other risks detailed in the company's filings with the Securities and Exchange Commission. First Solar assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

NextEra Energy Resources Cautionary Statements And Risk Factors That May Affect Future Results

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically express or involve discussion as to expectations, beliefs, plans, objectives, assumptions or future events or performance and often can be identified by the use of words such as “may,” “plan,” “will,” “expect,” “believe,” “anticipate,” “estimate,” and similar terms.

Although NextEra Energy, Inc. (NextEra) believes that its expectations are reasonable, because forward-looking statements are subject to certain risks and uncertainties, it can give no assurance that the forward-looking statements contained in this press release will prove to be correct, including NextEra's expectations with respect to the Desert Sunlight Solar Farm. Important factors could cause NextEra's actual results to differ materially from those projected in the forward-looking statements in this press release. Factors that could have a significant impact on NextEra's operations and financial results, and could cause NextEra's actual results or outcomes, both generally and specifically with respect to the Desert Sunlight Solar Farm, to differ materially from those discussed in the forward-looking statements include, among others:

•	Inability to complete construction of, or capital improvements to, the Desert Sunlight Solar Farm or other NextEra power generation facilities

•	Inability to obtain the required regulatory approvals and permits for the construction and operation of the Desert Sunlight Solar Farm

•	Inability to obtain the supplies necessary for the construction, operation, and maintenance of the Desert Sunlight Solar Farm or other NextEra power generation facilities

•	Inability to hire and retain skilled labor for the construction, operation and maintenance of the Desert Sunlight Solar Farm or other NextEra power generation facilities

•	Changes in laws, regulations, governmental policies and regulatory actions regarding the energy industry and environmental matters

•	Inability of NextEra or its affiliates to access capital markets or maintain their current credit ratings

•	Failure of the Desert Sunlight Solar Farm or other NextEra power generation facilities to generate the expected amount of electric generation

•	General economic conditions

•	Hazards customary to the operation and maintenance of power generation facilities, including unanticipated outages

•	Unusual or adverse weather conditions, including natural disasters

•	Transmissions constraints or other factors limiting NextEra's ability to deliver energy from NextEra's power generation facilities

•	Volatility in the price of energy

•	Failure of NextEra customers to perform under contracts

•	Increased competition in the power industry

•	Changes in the wholesale power markets

•	Costs and other effects of legal and administrative proceedings

•	Terrorism or other catastrophic events

These foregoing factors should be considered in connection with information regarding risks and uncertainties that may affect NextEra's future results included in NextEra's filings with the Securities and Exchange Commission (SEC), which are available at the SEC's website at www.sec.gov.

Any forward-looking statement speaks only as of the date on which such statement is made, and NextEra undertakes no obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which such statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of facts, may cause actual results to differ materially from those contained or implied in any forward-looking statement.

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